Exhibit 99.1

National & Retail Trades and First Call

For release: November 8, 2007 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS OCTOBER COMPARABLE STORE SALES

MENOMONEE FALLS, Wis., -- (Business Wire) – November 8, 2007 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ending November 3, 2007 increased 1.6 percent over the four-week period ending October 28, 2006. On a comparable store basis, sales decreased 3.8 percent.

For the quarter ended November 3, 2007, total sales increased 4.8 percent while comparable store sales decreased 2.6 percent. For the 39 weeks ended November 3, 2007, total sales were up 8.3 percent while comparable stores sales increased 0.7 percent.

Larry Montgomery, Kohl’s Chairman and Chief Executive Officer, commented, “Sales in weather-sensitive businesses such as outerwear, fleece, and sweaters experienced significant declines on a comparable store basis, contributing to our sales shortfall.”

Based on October’s results, the Company expects its third quarter earnings to be $0.59 to $0.60 per diluted share.

	Sales Summary
	($ in millions)
	Fiscal Period Ending		% Inc. This Year
	November 3,	October 28,	All	Comp
	2007	2006	Stores	Stores

October	$ 1,274.6	$ 1,254.6	1.6%	-3.8%
Third Quarter	$ 3,825.2	$ 3,650.5	4.8%	-2.6%
YTD	$10,986.4	$10,148.3	8.3%	0.7%

The Company will open 15 stores on November 11, 2007.  As of November 3, 2007, the Company operated 914 stores in 47 states, compared with 814 in 45 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, beginning at 8:30 AM EST on Thursday, November 8.  To listen to the replay, dial (719) 457-0820, and use pass code 4198441.

Third Quarter Earnings Release

Kohl’s Corporation will release its third quarter earnings on November 15, 2007 at 4:00 PM (EST). A conference call is scheduled at 5:00 PM (EST). Investors will have the opportunity to listen to the conference call by dialing (913) 905-3179 ten minutes prior to the start of the call.

In addition, the call will be web cast live over the Internet through the Company’s web site located at http://www.kohls.com (see “Company News”), or through Premiere Global Services’ web site located at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrcdrznnvmddxm.  To listen to the call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay of the call will be available for 30 days at (719) 457-0820, Pass Code: 4574912.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. A company committed to the communities it serves, Kohl’s operates 914 stores in 47 states and has raised more than $85 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program.  For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464